Exhibit 99.1

CONSENT OF UBS SECURITIES LLC
We hereby consent to the use of our opinion letter dated August 5, 2014 to the Board of Directors of NorthStar Realty Finance Corp. (“NorthStar”) included as Annex B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4, relating to the proposed transaction involving NorthStar and Griffin-American Healthcare REIT II, Inc., and references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “Experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
/s/ UBS Securities LLC
UBS SECURITIES LLC
New York, New York
September 26, 2014